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                                EXHIBIT 16(d)


Fundamental Growth-Class    D (Formerly Class A)
  12/24/92 - 8/31/93

                                                 Since
                                               Inception            Since
                                              Avg. Annual         Inception
                                                 Return         Total Return*
                                                 ------         ------------
Initial Investment                             $1,000.00          $1,000.00

Divided by Initial Maximum
     Offering Price                                10.70
                                               ---------

Divided by Net Asset Value                                            10.00
                                                                  ---------
Equals Shares Purchased                            93.46             100.00

Plus Shares Acquired
     through Dividend
     Reinvestment                                   0.00               0.00
                                               ---------          ---------
Equals Shares Held
     at 8/31/93                                    93.46             100.00

Multiplied by Net Asset
     Value at 8/13/93                               9.91               9.91
                                               ---------          ---------
Equals Ending Redeemable
     Value at $1000
     Investment (ERV) at
     8/31/93                                    $ 926.60             991.00

Divided by $1000 (P)                              0.9266             0.9910

Subtract 1                                       -0.0734            -0.0090

Expressed as a percentage
     equals the Aggregate
     Total Return for the
     Period (T)                                    -7.34%
                                               ==========

Expressed as a percentage
     equals the Aggregate
     Total Return for the
     Period                                                           -0.90%
                                                                  ==========

ERV divided by P                                  0.9266

Raise to the power of                             1.4607

Equals                                            0.8946

Subtract 1                                       -0.1054

Expressed as a percentage
     equals the Average
     Annualized Total Return                      -10.54%
                                               ==========

------------
*Does not include sales
 charge for the Period.